Exhibit 99.1

Alarm.com Reports Second Quarter 2017 Results

-- SaaS and license revenue of $58.9 million, up 40% year-over-year --
-- Total revenue of $86.0 million, up 33% year-over-year --
-- GAAP net income of $9.9 million, compared to $1.9 million for the second quarter of 2016 --
-- Non-GAAP adjusted EBITDA of $15.9 million, up 31% year-over-year --

TYSONS, VA., August 8, 2017-- Alarm.com Holdings, Inc. (Nasdaq: ALRM), the leading platform for the intelligently connected property, today reported financial results for its second quarter ended June 30, 2017. Alarm.com also provided its financial outlook for 2017 third quarter SaaS and license revenue, and increased its guidance for the full year 2017.

“We’re pleased with our second quarter results and the continued performance of our service provider partners in the market,” said Steve Trundle, President and CEO of Alarm.com. “The market for connected property security, monitoring, and automation solutions continues to grow, and we further enhanced our video and commercial offerings in the second quarter.”

Second Quarter 2017 Financial Results

•
SaaS and license revenue increased 40% to $58.9 million for the second quarter of 2017, which includes the first full quarter of revenue from Connect following the acquisition of the Connect and Piper business units from Icontrol on March 8, 2017.

•	Total revenue increased 33% to $86.0 million for the second quarter of 2017 compared to $64.4 million for the second quarter of 2016.

•	Non-GAAP adjusted EBITDA increased to $15.9 million for the second quarter of 2017, up 31% year over year from $12.1 million for the second quarter of 2016.

•	GAAP net income was $9.9 million, or $0.20 per diluted share for the second quarter of 2017 compared to $1.9 million or $0.04 per diluted share for the second quarter of 2016.

•	Non-GAAP adjusted net income increased to $16.0 million, or $0.33 per diluted share for the second quarter of 2017 compared to $7.1 million or $0.15 per diluted share for the second quarter of 2016.

•
GAAP net income and Non-GAAP adjusted net income in the second quarter of 2017 included a $4.5 million tax benefit due to additional research and development (R&D) tax credits and a favorable impact from the new accounting standard for employee share-based transactions during the quarter.

Balance Sheet and Cash Flow

•	Total cash and cash equivalents was $68.9 million as of June 30, 2017, compared to $140.6 million as of December 31, 2016.

•	For the quarter ended June 30, 2017, cash flows from operations increased to $11.8 million from $0.7 million for the quarter ended June 30, 2016.

Recent Business Highlights

•
Launched New Residential Video Cameras: Alarm.com launched new indoor and outdoor residential video cameras in the second quarter. The new cameras offer significantly improved image quality and performance, deep integration into the Alarm.com platform and improved computational capacity to support the future deployment of advanced video analytics capabilities under development by the ObjectVideo Labs team.

•
Integrated New Security Panels and Introduced New System Enhancement Module: Alarm.com strengthened its leadership position in deploying 4G LTE cellular gateway technology via the integration of two new security panels, the Vario manufactured by Nortek Security, and the IQ Panel 2 manufactured by Qolsys. Alarm.com also introduced a new LTE System Enhancement Module for the DSC Powerseries security control panel. The new System Enhancement Module is designed to facilitate the upgrade of light commercial customers to Alarm.com’s services without replacing legacy equipment in the property. Alarm.com offers a broad range of hardware options for delivering its services over the best-in-class network life and connection speeds offered by 4G LTE cellular communications.

Exhibit 99.1 / page 1.

•
Customer Connections Milestones: Customer Connections enables Alarm.com’s service provider partners to engage their customer base with targeted communications campaigns to increase the lifetime value of accounts. Since its introduction, participation in Customer Connections has grown significantly to include more than 1,400 service provider partners and over 900,000 subscribers. New campaigns address all of Alarm.com’s Best Practices for increasing account retention and include options for engaging commercial subscribers and upgrading existing accounts.

•
Released New Commercial-grade Video Cameras: The introduction of new commercial-grade video cameras expands the range of performance characteristics and price points available with Alarm.com’s portfolio of commercial-grade video cameras. With newly added cameras, Alarm.com’s service provider partners can more effectively address a wider range of property sizes, applications and customer needs within the small and medium-sized business market.

Financial Outlook

Alarm.com is providing its outlook for 2017 third quarter SaaS and license revenue and increasing its guidance for the full year.

For the third quarter of 2017:

•	SaaS and license revenue is expected to be in the range of $60.6 million to $60.8 million.

For the full year 2017:

•	SaaS and license revenue is expected to be in the range of $233.3 million to $233.8 million.

•	Total revenue is expected to be in the range of $326.3 million to $327.8 million, which includes anticipated hardware and other revenue in the range of $93 million to $94 million.

•	Non-GAAP adjusted EBITDA is expected to be in the range of $66.5 million to $67.3 million.

•	Non-GAAP adjusted net income is expected to be in the range of $47.5 million to $48.3 million.

•	Based on an expected 49.4 million weighted average shares outstanding (diluted), non-GAAP adjusted net income is expected to be in the range of $0.96 to $0.98 per diluted share.

Conference Call and Webcast Information

Alarm.com’s second quarter results conference call and live audio webcast is scheduled to begin at 5:00 p.m. ET on August 8, 2017. To participate on the live call, analysts and investors should dial 877.445.1593 (U.S./Canada) or 267.753.2138 (International) at least ten minutes prior to the start time of the call. A telephonic replay of the call will be available through August 15, 2017 by dialing 855.859.2056 (U.S./Canada) or 404.537.3406 (International) and providing Conference ID: 51825778. Alarm.com will also offer a live and archived webcast of the conference call accessible via Alarm.com’s Investor Relations website at http://investors.alarm.com/.

About Alarm.com Holdings, Inc.

Alarm.com is the leading platform for the intelligently connected property. Millions of people use Alarm.com's technology to monitor and control their property from anywhere. Centered on security and remote monitoring, our platform addresses a wide range of market needs and enables application-based control for a growing variety of Internet of Things (IoT) devices. Our security, video monitoring, intelligent automation and energy management solutions are available through our network of thousands of professional service providers in North America and around the globe. Alarm.com's common stock is traded on Nasdaq under the ticker symbol ALRM. For more information, please visit www.alarm.com.

Non-GAAP Financial Measures

To supplement our consolidated selected financial data presented on a basis consistent with GAAP, this press release contains certain non-GAAP financial measures, including adjusted EBITDA, non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share. We have included non-GAAP measures in this press release because they are financial and operating measures used by our management to understand and evaluate our core operating performance and trends and generate future operating plans, make strategic decisions regarding the allocation of capital, and investments in initiatives that are focused on cultivating new markets for our solutions. We also use certain non-GAAP financial

Exhibit 99.1 / page 2.

measures, including adjusted EBITDA, as performance measures under our executive bonus plan. Further, we believe that these non-GAAP measures of our financial results provide useful information to investors and others in understanding and evaluating our results of operations, business trends and financial condition. While we believe the use of these non-GAAP measures provides useful information to investors and management in analyzing our financial performance, non-GAAP measures have inherent limitations in that they do not reflect all of the amounts and transactions that are included in our financial statements prepared in accordance with GAAP. Non-GAAP measures do not serve as an alternative to GAAP nor do we consider our non-GAAP measures in isolation, accordingly we present non-GAAP financial measures only in connection with GAAP results. We urge investors to consider non-GAAP measures only in conjunction with our GAAP financials and to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures which are included in this press release.

With respect to our expectations under “Financial Outlook” above, reconciliation of adjusted EBITDA  and adjusted net income guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, non-ordinary course litigation expense and acquisition-related expense can have unpredictable fluctuations based on unforeseen activity that is out of our control and/or cannot reasonably be predicted. We expect the above charges to have a significant and potentially highly variable impact on our future GAAP financial results. The litigation expense we exclude from this calculation relates to non-ordinary course litigation expenses, including those expenses resulting from ongoing intellectual property litigation. Notably, we do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements.

We exclude one or more of the following items from non-GAAP financial measures:

Stock-based compensation: We exclude stock-based compensation expense, which relates to equity incentives primarily awarded to employees of Alarm.com, because they are non-cash charges that we do not consider when assessing the operating performance of our business. Additionally, the determination of stock-based compensation expense can be calculated using various methodologies and is dependent upon subjective assumptions and other factors that vary on a company by company basis. Therefore, we believe that excluding stock-based compensation from our non-GAAP financial measures improves the comparability of our results to the results of other companies in our industry.

Litigation expense: We exclude non-ordinary course litigation expense because we do not consider legal costs incurred in litigation and litigation-related matters of non-ordinary course lawsuits, particularly costs incurred in ongoing intellectual property litigation, to be indicative of our core operating performance. We do not adjust for ordinary course legal expenses, including those expenses resulting from maintaining and enforcing our intellectual property portfolio and license agreements. Included in the litigation expense is $0.2 million and $0.3 million of expense we incurred in the three and six months ended June 30, 2016, respectively, prior to adjusting this measure for a non-ordinary course lawsuit.

Acquisition-related expense: Included in operating expense are external incremental costs directly related to completing the acquisition and integration of the Connect and Piper business units from Icontrol Networks, Inc. We exclude acquisition-related expense from our non-GAAP financial measures because we believe it is useful for investors to understand the effects of this transaction and its integration costs on our total operating expenses.

Amortization: GAAP requires that operating expenses include the amortization of acquired intangible assets, which principally include acquired customer relationships, developed technology and trade names. We exclude amortization of intangibles from our non-GAAP financial measures because we do not consider amortization when we evaluate our ongoing business operations, nor do we factor amortization expense into our evaluation of potential acquisitions, or our measurement of the performance of those acquisitions. We believe that the exclusion of amortization expense enables the comparison of our performance to other companies in our industry as other companies may be more or less acquisitive than us and therefore, amortization expense may vary significantly by company based on their acquisition history.

Interest expense: We record interest expense primarily related to our debt facility. We exclude interest expense in calculating our adjusted EBITDA calculation. For non-GAAP adjusted net income, non-GAAP adjusted net income attributable to common stockholders and non-GAAP adjusted net income per share, basic and diluted, we do not exclude interest expense.

Other income, net: We exclude other income, net because we do not consider it part of our ongoing results of operations.

Exhibit 99.1 / page 3.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “expect,” “will,” “believe,” “continue,” “enable” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s overall growth in the market for connected property security, monitoring, video and automation solutions and its future financial performance for the third quarter and full-year 2017. The events described in these forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the continued integration of the Connect and Piper business units into the Company (the “Acquisition”), which could subject the Company to significant additional liabilities for which it may not be indemnified, the Acquisition may cause disruption in the Company's business or in the Connect and Piper business units, the Company may experience difficulties in realizing the expected benefits of the Acquisition, the Company's actual post-Acquisition operating results may differ significantly from any guidance provided, the Company’s ability to retain service providers and subscribers and grow sales, the Company’s ability to manage growth and execute on its business strategies, the effects of increased competition and evolving technologies, the Company’s ability to integrate acquired assets and businesses and to manage service providers, customers and employees, consumer demand for interactive security and home automation services, the reliability of the Company’s network operations centers, the Company’s reliance on its service provider network to attract new customers and retain existing customers, the reliability of the Company’s hardware and wireless network suppliers, future financial prospects, as well as other risks and uncertainties discussed in the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2017 and other subsequent filings the Company makes with the Securities and Exchange Commission from time to time. In addition, the forward-looking statements included in this press release represent the Company’s views and expectations as of the date hereof and are based on information currently available to the Company. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so except as required by law. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date hereof.

Investor Relations:
Jonathan Schaffer
The Blueshirt Group
ir@alarm.com

Media Relations:
Matthew Zartman
Alarm.com
mzartman@alarm.com

Exhibit 99.1 / page 4.

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Operations
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenue:
SaaS and license revenue	$58,928	$42,010	$109,154	$82,022
Hardware and other revenue	27,060	22,413	51,028	41,444
Total revenue	85,988	64,423	160,182	123,466
Cost of revenue:
Cost of SaaS and license revenue	8,500	7,211	16,592	13,992
Cost of hardware and other revenue	21,335	17,972	39,878	32,307
Total cost of revenue	29,835	25,183	56,470	46,299
Operating expenses:
Sales and marketing	11,899	9,851	22,213	18,827
General and administrative	13,450	14,191	28,825	27,320
Research and development	20,062	10,777	34,583	20,747
Amortization and depreciation	4,846	1,613	7,710	3,204
Total operating expenses	50,257	36,432	93,331	70,098
Operating income	5,896	2,808	10,381	7,069
Interest expense	(674)	(47)	(890)	(88)
Other income, net	137	88	374	199
Income before income taxes	5,359	2,849	9,865	7,180
(Benefit from) / provision for income taxes	(4,506)	976	(3,963)	2,569
Net income	9,865	1,873	13,828	4,611
Income allocated to participating securities	(5)	(2)	(8)	(7)
Net income attributable to common stockholders	$9,860	$1,871	$13,820	$4,604

Per share information attributable to common stockholders:
Net income per share:
Basic	$0.21	$0.04	$0.30	$0.10
Diluted	$0.20	$0.04	$0.28	$0.10
Weighted average common shares outstanding:
Basic	46,442,327	45,602,061	46,334,499	45,564,059
Diluted	49,000,553	47,523,187	48,906,812	47,405,511

Stock-based compensation expense included in operating expenses:	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Sales and marketing	$65	$151	$178	$292
General and administrative	755	236	1,324	463
Research and development	1,095	555	1,726	1,039
Total stock-based compensation expense	$1,915	$942	$3,228	$1,794

Exhibit 99.1 / page 5.

ALARM.COM HOLDINGS, INC.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Current assets:
Cash and cash equivalents	$68,916	$140,634
Accounts receivable, net	41,986	29,810
Inventory	10,263	10,543
Other current assets	16,031	9,197
Total current assets	137,196	190,184
Property and equipment, net	22,610	20,180
Intangible assets, net	101,144	4,568
Goodwill	64,092	24,723
Deferred tax assets	23,746	16,752
Other assets	7,453	4,838
Total Assets	$356,241	$261,245
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$36,465	$28,300
Accrued compensation	8,873	8,814
Deferred revenue	2,885	2,585
Total current liabilities	48,223	39,699
Deferred revenue	9,816	10,040
Long-term debt	72,700	6,700
Other liabilities	14,216	13,557
Total Liabilities	144,955	69,996
Stockholders’ equity
Preferred stock, $0.001 par value, 10,000,000 shares authorized; 0 shares issued and outstanding as of June 30, 2017 and December 31, 2016.	—	—
Common stock, $0.01 par value, 300,000,000 shares authorized; 46,707,046 and 46,172,318 shares issued; and 46,684,647 and 46,142,483 shares outstanding as of June 30, 2017 and December 31, 2016.	467	461
Additional paid-in capital	314,919	308,697
Accumulated deficit	(104,100)	(117,909)
Total Stockholders’ Equity	211,286	191,249
Total Liabilities and Stockholders’ Equity	$356,241	$261,245

Exhibit 99.1 / page 6.

ALARM.COM HOLDINGS, INC.
Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$13,828	$4,611
Adjustments to reconcile net income to net cash from operating activities:
Provision for doubtful accounts	20	261
Reserve for product returns	1,144	1,008
Amortization for patents and tooling	574	364
Amortization and depreciation	7,710	3,204
Amortization of debt issuance costs	47	54
Deferred income taxes	(2,833)	(539)
Change in fair value of contingent liability	—	(190)
Undistributed losses from equity investee	120	45
Stock-based compensation	3,228	1,794
Changes in operating assets and liabilities (net of business acquisitions):
Accounts receivable	(1,998)	(7,422)
Inventory	579	(2,978)
Other assets	(5,425)	(1,510)
Accounts payable, accrued expenses and other current liabilities	7,602	7,268
Deferred revenue	(495)	393
Other liabilities	635	1,577
Cash flows from operating activities	24,736	7,940
Cash flows used in investing activities:
Business acquisitions, net of cash acquired	(154,289)	—
Additions to property and equipment	(5,714)	(4,564)
Investment in cost method investee	—	(139)
Issuances of notes receivable	(4,000)	(73)
Repayments of notes receivable	—	2,441
Cash flows used in investing activities	(164,003)	(2,335)
Cash flows from financing activities:
Proceeds from credit facility	67,000	—
Repayments of credit facility	(1,000)	—
Payments of long-term consideration for business acquisitions	—	(217)
Repurchases of common stock	(2)	(9)
Issuances of common stock from equity-based plans	1,551	427
Cash flows from financing activities	67,549	201
Net (decrease) / increase in cash and cash equivalents	(71,718)	5,806
Cash and cash equivalents at beginning of the period	140,634	128,358
Cash and cash equivalents at end of the period	$68,916	$134,164

Exhibit 99.1 / page 7.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted EBITDA
Net income	$9,865	$1,873	$13,828	$4,611
Adjustments:
Less: Interest expense and other income, net	537	(41)	516	(111)
Provision for income tax	(4,506)	976	(3,963)	2,569
Amortization and depreciation	4,846	1,613	7,710	3,204
Stock-based compensation expense	1,915	942	3,228	1,794
Acquisition-related expense	1,973	2,040	5,621	2,610
Litigation expense	1,251	4,676	3,044	8,225
Total adjustments	6,016	10,206	16,156	18,291
Adjusted EBITDA	$15,881	$12,079	$29,984	$22,902

Adjusted net income:
Net income, as reported	$9,865	$1,873	$13,828	$4,611
Adjustments:
Less: Other income, net	(137)	(88)	(374)	(199)
Amortization	3,530	435	5,023	933
Stock-based compensation expense	1,915	942	3,228	1,794
Acquisition-related expense	1,973	2,040	5,621	2,610
Litigation expense	1,251	4,676	3,044	8,225
Income tax [2]	(2,436)	(2,746)	(4,884)	(4,781)
Non-GAAP adjusted net income	$15,961	$7,132	$25,486	$13,193

2 Income tax for the adjustments for other income, net, amortization expenses, acquisition-related expense and litigation expense are calculated at the statutory rate of 36.0% for the three and six months ended June 30, 2017. Income tax for stock-based compensation expense is calculated at 2.8% which is the statutory rate adjusted for windfall benefits. Income tax for the adjustments for other income, net, amortization expense, stock-based compensation, acquisition-related expense and litigation expense are calculated at the effective tax rate of 34.3% and 35.8% for the three and six months ended June 30, 2016, respectively.

Exhibit 99.1 / page 8.

ALARM.COM HOLDINGS, INC.
Reconciliation of Non-GAAP Measures - continued
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted net income attributable to common stockholders:
Net income attributable to common stockholders, as reported	$9,860	$1,871	$13,820	$4,604
Adjustments:
Less: Other income, net	(137)	(88)	(374)	(199)
Amortization	3,530	435	5,023	933
Stock-based compensation expense	1,915	942	3,228	1,794
Acquisition-related expense	1,973	2,040	5,621	2,610
Litigation expense	1,251	4,676	3,044	8,225
Income tax [2]	(2,436)	(2,746)	(4,884)	(4,781)
Non-GAAP adjusted net income attributable to common stockholders	$15,956	$7,130	$25,478	$13,186

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Adjusted net income per share:
Net income (loss) per share - basic, as reported	$0.21	$0.04	$0.30	$0.10
Adjustments:
Less: Other income, net	—	—	(0.01)	—
Amortization	0.08	0.01	0.11	0.02
Stock-based compensation expense	0.04	0.02	0.07	0.04
Acquisition-related expense	0.04	0.04	0.12	0.06
Litigation expense	0.03	0.10	0.07	0.18
Income tax [2]	(0.05)	(0.06)	(0.11)	(0.10)
Non-GAAP adjusted net income per share - basic	$0.35	$0.15	$0.55	$0.30

Non-GAAP adjusted net income per share - diluted	$0.33	$0.15	$0.52	$0.28

Weighted average common shares outstanding:
Basic, as reported	46,442,327	45,602,061	46,334,499	45,564,059

Diluted, as reported	49,000,553	47,523,187	48,906,812	47,405,511

2 Income tax for the adjustments for other income, net, amortization expenses, acquisition-related expense and litigation expense are calculated at the statutory rate of 36.0% for the three and six months ended June 30, 2017. Income tax for stock-based compensation expense is calculated at 2.8% which is the statutory rate adjusted for windfall benefits. Income tax for the adjustments for other income, net, amortization expense, stock-based compensation, acquisition-related expense and litigation expense are calculated at the effective tax rate of 34.3% and 35.8% for the three and six months ended June 30, 2016, respectively.

Exhibit 99.1 / page 9.